UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 26, 2010
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (c)
     Effective April 26, 2010, Tekelec (the “Company”) appointed Gregory S. Rush as its Senior Vice President and Chief Financial Officer. Prior to such appointment, Mr. Rush was serving as the Company’s interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer. Mr. Rush originally joined the Company as Vice President and Corporate Controller in May 2005 and became Vice President, Corporate Controller and Chief Accounting Officer in May 2006. In March 2010, following the retirement of the Company’s former Chief Financial Officer, Mr. Rush assumed the additional position of interim Chief Financial Officer. From May 2000 until joining the Company, Mr. Rush served as Senior Director of Finance, External Reporting and Acquisitions of the software company Siebel Systems, Inc. Mr. Rush is 42 years old.
     In connection with the appointment of Mr. Rush, our Board of Directors, upon the recommendation of the Compensation Committee of the Board, (i) increased Mr. Rush’s annual base salary to $290,000 and (ii) for purposes of the Company’s 2010 Executive Officer Bonus Plan (the “Bonus Plan”) increased his target annual bonus opportunity to 70% of annual base salary. The maximum annual bonus payable to Mr. Rush under the Bonus Plan is equal to 150% of his target annual bonus. The Bonus Plan is described in the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2010.
     In connection with Mr. Rush’s appointment as Senior Vice President and Chief Financial Officer, the Compensation Committee of the Board of Directors also approved the grant to Mr. Rush under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) of restricted stock units (“RSUs”) covering a total of 25,000 shares of the Company’s Common Stock. The RSUs will vest in four equal annual installments commencing on April 26, 2011, subject to Mr. Rush’s continued employment with the Company through the applicable vesting date. All of the RSUs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan. The 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.
     There are no arrangements or understandings between Mr. Rush and any other persons pursuant to which he was appointed, and there are no related party transactions between the Company and Mr. Rush that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: April 29, 2010	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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